Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

42 West, LLC

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 7, 2017, relating to the financial statements of 42 West, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

New York, New York

December 15, 2017